EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Lawrence Chun, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSMC 2016-NXSR Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the QLIC Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the QLIC Mortgage Loan, Wilmington Trust, National Association, as Trustee for the QLIC Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the QLIC Mortgage Loan, BellOak, LLC, as Operating Advisor for the QLIC Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the QLIC Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the QLIC Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Gurnee Mills Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Gurnee Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Gurnee Mills Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Gurnee Mills Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Gurnee Mills Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Gurnee Mills Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Gurnee Mills Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Federal Way Crossings Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Federal Way Crossings Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Federal Way Crossings Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Federal Way Crossings Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Federal Way Crossings Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Federal Way Crossings Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 681 Fifth Avenue Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 681 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 681 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 681 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 681 Fifth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 681 Fifth Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Wolfchase Galleria Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Wolfchase Galleria Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Wolfchase Galleria Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Wolfchase Galleria Mortgage Loan.

Dated: March 11, 2024

/s/ Lawrence Chun

Lawrence Chun

Authorized Signatory

(senior officer in charge of securitization of the depositor)